Exhibit 10.2 Exhibit A Restricted Stock Unit Agreement (attached) Exhibit A This RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is entered into as of June 29, 2022 (the “Grant Date”), between BED BATH & BEYOND INC. (the “Company”) and Sue Gove (“you” or “Participant”). 1. Restricted Stock Unit Grant. Pursuant and subject to the restrictions, terms and conditions set forth herein, the Company hereby awards you the number of Restricted Stock Units (the “Restricted Stock Units”) specified in paragraph 7 below. The Restricted Stock Units are subject to certain restrictions as set forth in this Agreement. 2. Plan Provisions. The Restricted Stock Units are being granted under the Company’s 2018 Incentive Compensation Plan, as amended from time to time (the “2018 Plan”) and are entirely subject to the terms and conditions of the 2018 Plan. A description of key terms of the 2018 Plan is set forth in the Prospectus to the 2018 Plan. Capitalized terms used but not defined in this Agreement have the meanings set forth in the 2018 Plan. 3. Restrictions on Transfer. You will not sell, transfer, pledge, hypothecate, assign or otherwise dispose of (any such action, a “Transfer”) the Restricted Stock Units, except as set forth in this Agreement. Any attempted Transfer in violation of this Agreement will be void and of no effect. 4. Payment. With respect to each Restricted Stock Unit that vests in accordance with the schedule set forth in paragraph 7 below, you will be entitled to receive a cash payment equal to the Fair Market Value of one share of Company’s Common Stock, $0.01 par value per share (“Common Stock”) as of the Vesting Date (such cash payment, the “Payment Amount”), less tax withholding pursuant to paragraph 8. Subject to paragraph 5 below, you will be paid the Payment Amount with respect to each vested Restricted Stock Unit within thirty (30) days following the applicable Vesting Date (as defined below), to the extent administratively practicable. 5. Forfeiture; Certain Terminations. Except as provided in this paragraph, upon your termination of employment with the Company, all unvested Restricted Stock Units shall immediately be forfeited without compensation. Notwithstanding anything herein to the contrary, except as provided in the immediately following sentence, if (i) the Company terminates your employment for any reason other than for “cause” (as defined below), (ii) the Company causes your employment to terminate because of “constructive termination” (as defined below), (iii) your employment terminates due to death or “disability” (as defined under Section 409A of the Internal Revenue Code of 1986, as amended) or (iv) your employment as Interim Chief Executive Officer terminates following the hiring by the Company of a replacement chief executive officer (other than you) and your having provided transitional services to the Company for the six (6) week period (or such shorter period as determined by the Company in its sole discretion) immediately following the date such replacement chief executive officer is hired, then, provided that you have not breached the provisions of Paragraph 4 of the employment agreement by and between you and the Company dated June [•], 2022 (the “Employment Agreement”), your Stock Award shall vest in full (to the extent then unvested) effective as of your employment termination date, in each case, subject to your execution and non-revocation of a Release (as defined, and on the terms and conditions set forth, in the Employment Agreement). In the event that a termination of your employment described in the immediately preceding clauses (i), (ii), (iii) or (iv) occurs on a date that is prior to the six (6) month anniversary of the Grant Date, then 20% of the Restricted Stock Units will not vest, and instead will be immediately forfeited for no consideration; provided, however, that in no event shall you forfeit a portion of the Restricted Stock Units to the extent such forfeiture would cause the fair market value of the Restricted Stock Units (based on the closing price of a share of the Company’s common stock on the employment termination date) that otherwise would vest in connection with such termination of employment to be less than $2,080,000. For purposes of this Agreement, a “Termination” or “Termination of Employment” shall occur upon cessation of your employment with the Company, even if you remain a director of the Company or become a consultant to the Company thereafter. The Company shall have “cause” to terminate your employment only if you have (1) acted in bad faith or with dishonesty, (2) willfully failed to follow the directions of the

Company’s board of directors (provided such directions would not be in violation of law or constitute fraud), (3) performed your duties with gross negligence, or (4) been convicted of a felony. “Constructive termination” means (i) the material breach by the Company of one or more of the terms of the Employment Agreement, (ii) a material diminution in your overall authority, duties, or responsibilities, or (iii) a material reduction in your compensation or benefits other than a reduction of less than ten percent (10%) in connection with a comparable decrease applicable to all senior executives of the Company. In the event of your termination due to a “constructive termination,” you shall give the Company written notice detailing the specific circumstances alleged to constitute “constructive termination” within sixty (60) days after the first occurrence of such circumstances and the Company shall have thirty (30) days following receipt of such notice to cure such circumstances in all material respects, provided that no termination because of a “constructive termination” shall occur after the one-hundred twentieth (120th) day following the first occurrence of any circumstances that would otherwise give rise to “constructive termination.” 6. Rights with Regard to Restricted Stock Units. On and after the Grant Date, you will have the right to receive dividend equivalents with respect to the shares of Common Stock underlying the Restricted Stock Units, subject to the terms and conditions of this paragraph. Notwithstanding anything herein to the contrary, in no event shall a dividend equivalent be issued or paid with respect to any Restricted Stock Unit that has been forfeited pursuant to paragraph 5. If the Company pays a dividend (whether in cash or stock) on its Common Stock shares, or its Common Stock shares are split, or the Company pays to holders of its Common Stock other shares, securities, monies, warrants, rights, options or property representing a dividend or distribution in respect of the Common Stock, then the Company will credit a deemed dividend or distribution to a book entry account on your behalf with respect to each share of Common Stock underlying the Restricted Stock Units held by you, provided that your right to actually receive such cash or property shall be subject to the same restrictions as the Restricted Stock Units to which the cash or property relates, and the cash or property shall be paid to you at the same time you receive the payment for the shares of Common Stock underlying the Restricted Stock Units. Unless otherwise determined by the Committee, dividend equivalents shall not be deemed to be reinvested in Common Stock and shall be treated as uninvested at all times, without crediting any interest or earnings. Except as provided in this paragraph, you will have no rights as a holder of Common Stock with respect to the Restricted Stock Units unless and until the Restricted Stock Units become vested hereunder and are settled in cash as provided in paragraph 4. 7. Grant Size; Vesting Schedule. Restricted Stock Units covered by this Award: ______ shares. The Restricted Stock Units will vest on June 23, 2023 (the “Vesting Date”), provided that you remain continuously employed by the Company from the Grant Date until the Vesting Date (except as otherwise provided in paragraph 5). 8. Withholding. For purposes of the payment of applicable withholding taxes required by applicable law, any amount received under this Agreement, including the Payment Amount shall be automatically reduced by the Company to cover the applicable minimum statutorily required withholding obligation. Subject to paragraph 5 above, all vesting will occur only on the applicable Vesting Date, with no proportionate or partial vesting prior to the applicable Vesting Date. Except as otherwise provided in the preceding paragraph, when any Restricted Stock Units become vested, the Company (unless it determines a delay is required under applicable law or rules) will, on the payment date described in paragraph 4 above (or promptly thereafter) deliver the Payment Amount to you, subject to applicable federal, state and local tax withholding. 9. Code Section 409A. Although the Company does not guarantee the particular tax treatment of the Restricted Stock Units granted under this Agreement, the grant of Restricted Stock Units under this Agreement and the settlement of the Payment Amount is intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and this Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on you by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. To the extent any payment made under this Agreement constitutes “non- qualified deferred compensation” pursuant to Section 409A of the Code, the provisions of Section 13.13(b) of the 2018 Plan (including without limitation, the six-month delay relating to “specified employees”) shall apply. 10. Notice. Any notice or communication concerning the Restricted Stock Units must be in writing and delivered in person, or by U.S. mail, to the following address: if to the Company, at Bed Bath & Beyond

Inc., Finance Department – Stock Administration, 650 Liberty Avenue, Union, New Jersey 07083; if to the Participant, at the Participant’s home address on file with the Company. Either party hereto may change its or his or her address for the purpose of this paragraph by written notice similarly given. As a condition of receiving this Award, you hereby consent to receive all communications relating to this Award, and all future and prior Awards, electronically. BED BATH & BEYOND INC. By:_ /s/ Harriet Edelman ______________________ _/s/ Sue E. Gove_____________________ Name: Harriet Edelman Recipient (You) Title: Independent Chair of the Board